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                                                                    EXHIBIT 10.1

                           THE EASTWIND GROUP, INC.

                    LOAN PLAN FOR OFFICERS AND KEY EMPLOYEES


     A. WHEREAS, The Eastwind Group, Inc. (the "Company") has implemented its Stock Option Incentive Plan ("Employee Plan") and its Non-Employee Directors Stock Option Plan ("Directors Plan") , both in 1995 (collectively the "Plans");

     B.   WHEREAS, the Plans have been approved by the Company's Stockholders;

     C. WHEREAS, the Directors Plan only provides for the granting of non-qualified stock options, but the Employee Plan provides for the granting of both stock options and stock appreciation rights ("SARs") to officers and key employees of the Company;

     D. WHEREAS, the granting of SARs may have an adverse effect on the Company's financial and operating results;

     E. WHEREAS, certain officers and key employees of the Company also currently hold Warrants for the purchase of common stock of the Company which were not issued pursuant to the Plans and which require a cash payment in order to exercise such Warrants;

     F. WHEREAS, it is in the best interests of the Company and its Stockholders to make loans to certain of its optionees for the purpose of allowing them to exercise stock options
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granted under the Employee Plan in lieu of granting such optionees SARs, and for the purpose of allowing its officers and key employees to exercise Warrants held by them; and

     G. WHEREAS, the Company is permitted to make loans to its officers and key employees pursuant to the General Corporation Law of Delaware, and is not prohibited from doing so under the Company's Bylaws.

     NOW, THEREFORE, the Company hereby establishes the following Loan Plan for officers and key employees (the "Loan Plan") in order, among other reasons, to enable the Company to provide its officers and key employees who are or may be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"), with financial assistance in the exercise of stock options under the Employee Plan and in the exercise of Warrants held by them.

                                   ARTICLE I

                                 ADMINISTRATION


     The Loan Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be appointed by the Board of Directors of the Company and shall consist of at least two disinterested and independent directors (unless there is a vacancy on such committee as a result of resignation or ineligibility, in which case the remaining member may act alone until a new member or members has been

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appointed).  Members of the Committee shall not be eligible to participate in the Loan Plan and shall serve at the pleasure of the Board of Directors.

     The Committee shall have full and exclusive power and authority (within the limitations described herein) to adopt such rules, regulations, agreements, guidelines and instruments as it deems necessary or appropriate for the proper administration of the Loan Plan. The Committee's interpretation of the Loan Plan, all actions taken and all determinations made by the Committee with respect to any issues or matters which may arise thereunder shall be final and binding on all interested parties.

                                   ARTICLE II

                      ELIGIBILITY FOR FINANCIAL ASSISTANCE


     Any present or future officer or key employee of the Company who has been, or may in the future be, granted a stock option under the Employee Plan, and any officer or key employee who now holds, or may in the future hold, Warrants, and who at the time of exercise of such option or Warrant is or may be subject to
Section 16(b) of the Act, or who requires temporary financial assistance in the exercise of such option or Warrant for good and sufficient reason, may apply to the Committee for a loan from the Company in accordance with the provisions of this Loan Plan. The Committee shall have complete discretion in determining whether to approve the loan application in whole or in part.

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                                  ARTICLE III

                               EXTENSION OF LOANS


     The Company shall, upon the Committee's recommendation, extend one or more loans to an eligible officer or key employee, but provided any such loan shall
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be subject to all of the following terms and conditions:

          1. The principal of the loan shall not exceed the amount required to be paid to the Company upon the optionee's exercise of one or more options under the Employee Plan, or upon the officer's or key employee's exercise of one or more Warrants, and the loan proceeds shall be paid directly to the Company in consideration of such exercise.

          2. The loan shall be due and payable as stated herein provided that the term of the loan shall not exceed a period of five years unless the Committee, in its sole and absolute discretion, authorizes the extension of time for repayment of the loan upon such terms and conditions as the Committee may determine.

          3. The loan shall be with full recourse to the officer or key employee, shall be evidenced by the officer's or key employee's promissory note and shall bear such interest rate or be interest free as determined by the Committee. The note shall be substantially in the form approved by the Committee and shall contain such other terms and conditions, which are not

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inconsistent with the provisions of the Loan Plan, as the Committee shall determine in its sole and absolute discretion.

          4. Except as otherwise provided in clause (c) of the first sentence of Section 5 hereof, payment of the note shall be secured by a pledge of all the shares of Company common stock acquired by the officer or key employee upon the particular exercise of the option or Warrant to which the loan relates, provided that the Company common stock pledged as security for the note shall be adequate for compliance purposes with all applicable federal or state laws or regulations. The officer or key employee shall effect such pledge by delivering to the Company (i) the certificate for the acquired shares, accompanied by a duly executed stock power, and (ii) a properly executed stock pledge agreement in such form as is approved by the Committee.

          5. In the event of the sale or transfer of any of the pledged shares except for (a) a transfer effected in connection with a consolidation, reorganization, recapitalization or merger of the Company, in which case such newly acquired shares shall be pledged to the Company as substitute security,
(b) a transfer to the Company in payment of the exercise price of one or more options outstanding under the Employee Plan, or of one or more Warrants, in which case the shares issued upon such exercise shall be pledged to the Company as substitute security or (c) a sale in which the proceeds are used, or are to be used, for the payment of federal or state income taxes, including withholding taxes, incurred in connection with the exercise of options granted under the Employee Plan or with the exercise of a Warrant, in respect of which a loan hereunder has been made, the unpaid principal balance of the note shall become immediately due

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and payable to the extent of the proceeds (net of brokerage fees) realized from such sale or transfer. The Company shall release shares to be sold from the pledge only if the officer or key employee first pays the Company the accelerated portion of the note covering the exercise price of the shares (plus withholding tax obligations, if any and if not yet satisfied) or otherwise enters into a satisfactory arrangement with the Company to provide for prompt payment of such amount upon consummation of the sale.

          6. If on any date which is six months or more after the date of a loan, the Company (upon direction of the Committee) notifies an officer or key employee to whom the loan was made that the average market price of the Company common stock for the 15 trading days prior to such date is at least equal to or greater than the market price of such stock on the date the loan was made, then the loan shall become due and payable in full on the 10th trading day after receipt of such notice if such officer or key employee may then sell shares of the Company common stock without incurring any liability under Section 16(b) of the Act. If such officer or key employee would incur liability under Section 16(b) of the Act, he or she shall, within five days after receiving notice from the Company, furnish the Company with a written explanation of the facts causing such liability and the note shall not be due or payable if acceptable to the Company. In such event the Company may give another notice to such officer or key employee pursuant to this paragraph 6 at such time as it would appear from the facts set forth in the officer's or key employee's letter that the officer or key employee could sell Company common stock without incurring any liability under Section 16(b) of the Act, subject to the provisions of the first sentence of this paragraph. The Committee may, in its sole discretion,

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determine not to send such notice, in which case the accelerated maturity of the loan shall not apply. For purposes of this Loan Plan the term "market price" on any date shall mean the simple average of the high and low prices of the Company common stock traded on such date (or on the last date on which traded) as reported on the principal stock exchange on which such stock is traded, or if such stock is not traded on a stock exchange, the average of the closing bid and ask prices as reported by the National Association of Securities Dealers.

          7. In the event an officer or key employee terminates employment for any reason other than death or disability, the unpaid principal balance of the note shall become due and payable on the 10th trading day after such termination date; provided, however, that if a sale of shares of the Company common stock underlying the loan would cause such officer or key employee to incur liability under Section 16(b) of the Act, the unpaid balance shall become due and payable on the 10th trading day after the first day on which such sale can be made without incurring such liability. In the event an officer or key employee terminates employment as a result of disability, or upon the death of an officer or key employee, the unpaid principal balance of the note shall become due and payable six months after the date of such termination or death, as the case may be.

          8. The Committee may provide in the note of any officer or key employee that if, on the date the note becomes due and payable, the market price of the Company common stock is below the exercise price of the option to which the loan relates and such officer or key employee has sold stock acquired pursuant to the exercise of such option at a lower market price

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in order to repay such note, the Company shall forgive a portion of the principal on the note equal to the difference between such exercise price and the lower market price at which such stock was sold; provided that this paragraph 8 shall not apply if the note has become due and payable pursuant to paragraphs 5 or 6.

                                   ARTICLE IV

                           AMENDMENT AND TERMINATION


     The Committee may at any time, and from time to time, suspend or terminate the operation of the Loan Plan and the extension of Company loans hereunder and may amend or modify the provisions of the Loan Plan, including the terms and conditions upon which loans are to be made to eligible employees. Under no circumstances, however, shall any such amendment, termination or suspension of the Loan Plan adversely affect the rights and obligations of any optionee with respect to any loans at the time outstanding under the Loan Plan except as otherwise expressly provided herein.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS


          1. No optionee or other person shall have any claim or right to receive a loan under the Loan Plan, and no optionee shall have any right to be retained in the employ of the Company.

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          2.   No loan shall be made hereunder unless counsel for the Company shall be satisfied that such loan will be in compliance with applicable federal, state and local laws.

          3.   The expenses of the Loan Plan shall be borne by the Company.

          4. The Loan Plan shall be unfunded, and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the making of any loan under the Loan Plan.

          5. By accepting any loan under the Loan Plan, each optionee shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Loan Plan by the Company, the Board of Directors of the Company or the Committee.

          6. The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding loans hereunder as may be required by any applicable statute, rule or regulation.

                                 First Adopted: February 12, 1997
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